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                                                                    Exhibit 10.4


                        FORBEARANCE AND WAIVER AGREEMENT

     This FORBEARANCE AND WAIVER AGREEMENT, dated as of June 30, 2000 ("Agreement"), is entered into by the undersigned parties with respect to that certain Credit Agreement, dated as of May 5, 2000 (the "Qualcomm Credit Agreement"), by and among Globalstar, L.P. ("Globalstar"), as borrower, QUALCOMM Incorporated ("Qualcomm") and the other Lenders named therein and Qualcomm, as agent. Capitalized terms not defined herein have the meanings given to them in the Qualcomm Credit Agreement.

                                    Recitals

     A. Reference is hereby made to (i) the Credit Agreement, dated as of December 15, 1995, as amended (the "Chase Credit Agreement"), among Globalstar, Chemical Bank (now The Chase Manhattan Bank), as agent ("Chase"), and the lenders from time to time parties thereto, (ii) the Guarantee, dated as of April 23, 1996 (the "Guarantee"), made by Lockheed Martin Corporation ("Lockheed Martin") in favor of Chase, as agent for the lenders from time to time parties to the Chase Credit Agreement, (iii) the Restructuring, Financing and Distribution Agreement, dated as of January 7, 1996, as amended (the "Distribution Agreement"), among Lockheed Martin, Loral Space & Communications Ltd. ("Loral") and certain other parties, and (iv) the Intercreditor Agreement (the "Intercreditor Agreement") and the Fee Agreement (the "Fee Agreement"), each dated as of April 19, 1996 and each by and among Globalstar, Globalstar Telecommunications Limited, Loral, Loral Corporation, DASA Globalstar Limited Partner, Inc. ("DASA"), QUALCOMM Limited Partner, Inc. ("Qualcomm") and Space Systems/Loral, Inc. (together with DASA and Qualcomm, the "Partner Guarantors").

     B. Globalstar has borrowed an aggregate principal amount of $250 million under the Chase Credit Agreement, which principal amount, together with all accrued interest thereon, is due and payable on June 30, 2000. Pursuant to the Guarantee, Lockheed Martin has guaranteed certain obligations of Globalstar under the Chase Credit Agreement and, pursuant to the Intercreditor Agreement, each of the Partner Guarantors has guaranteed certain obligations of Globalstar under the Chase Credit Agreement. Pursuant to the Distribution Agreement and the Fee Agreement, if Lockheed Martin or a Partner Guarantor makes payment under the Guaranty or the Intercreditor Agreement, as the case may be, Globalstar has the right, upon obtaining the requisite "Vote of the Disinterested Partners" (as such term is defined in the Fee Agreement), to issue to Lockheed Martin or such Partner Guarantor, as the case may be, a subordinated promissory note of Globalstar ("Globalstar Subordinated Debt") in respect of any rights of subrogation of Lockheed Martin or such Partner Guarantor, as the case may be, in connection with such payment.

     C. If Globalstar's obligations under the Chase Credit Agreement are not paid in full by Globalstar on June 30, 2000, it would constitute an Event of Default under Section 6.1(f) of the Qualcomm Credit Agreement. Globalstar has requested that the Lenders forbear from exercising any remedies available under the Credit Documents as a result of the occurrence of such Event of Default, and waive such Event of Default under certain circumstances, and the


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Lenders are willing to do so subject to and pursuant to the terms and conditions of this Agreement.

                                    Agreement

NOW THEREFORE, the parties hereto hereby agree as follows:

     1. Forbearance. For a thirty nine (39) day period commencing on July 1, 2000 (the "Forbearance Period"), Lenders shall forbear from exercising any remedies (including acceleration) that they may have against Globalstar as a result of the occurrence of an Event of Default under Section 6.1(f) of the QUALCOMM Credit Agreement due to the Chase Credit Agreement not being paid in full by Globalstar on June 30, 2000. Such forbearance does not apply to any other Event of Default under the QUALCOMM Credit Agreement or other failure by Globalstar to perform in accordance with the QUALCOMM Credit Agreement.

     2. Waiver. In the event the Chase Credit Agreement is not paid in full by Globalstar on June 30, 2000, Lenders agree to waive the occurrence of the Event of Default that arises under Section 6.1(f) of the QUALCOMM Credit Agreement due to the Chase Credit Agreement not being so paid in full if, on or before the expiration date of the Forbearance Period, each of the following occurs: (i) Lockheed Martin performs under the Guaranty by paying to Chase not less than $207,272,536.63 (exclusive of allocable interest and fees included in such amount that are paid by Globalstar); (ii) Lockheed Martin or any person indemnifying Lockheed Martin for a portion of such payment, as the case may be, is issued Globalstar Subordinated Debt in an aggregate principal amount equal to the amount of the subrogation claim of Lockheed Martin (in respect of any rights of subrogation of Lockheed Martin arising as a result of performing under the Guaranty) as full satisfaction of such subrogation claim, as provided in and pursuant to the terms and conditions of the Distribution Agreement; (iii) other than for the issuance of such Globalstar Subordinated Debt, Globalstar has not, directly or indirectly, entered into any arrangement with Lockheed Martin to reimburse, make-whole or otherwise compensate, in whole or in part, Lockheed Martin for any claims in subrogation or otherwise in connection with Lockheed Martin performing under the Guaranty; (iv) each Partner Guarantor is issued Globalstar Subordinated Debt in an aggregate principal amount equal to the amount of the subrogation claim of such Partner Guarantor, respectively (in respect of any rights of subrogation of such Partner Guarantor arising as a result of performing under its respective cash collateral agreement and draws occurring under the related letter of credit), as full satisfaction of such subrogation claim, as provided in and pursuant to the terms and conditions of the Fee Agreement; and (v) the obligations of Globalstar under the Chase Credit Agreement are paid in full.

     3. Successors. This Agreement shall be binding upon and inure to the benefit of Globalstar and Lenders and their respective successors and assigns.

     4. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any other oral or written agreements or understandings with respect to the matters set forth herein.


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     5. Course Of Dealing. No course of dealing on the part of Lenders or their officers or employees, nor any failure or delay in the exercise of any right by Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Lenders' failure at any time to require strict performance by Globalstar of any provision shall not affect any right of Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in a signed writing.

     6. Legal Effect. Except as amended by this Agreement, the Credit Documents remain in full force and effect.

     7. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                        BORROWER
                                        --------

                                        GLOBALSTAR, L.P.

                                        By: LORAL/QUALCOMM SATELLITE SERVICES,
                                            L.P. its General Partner

                                        By: LORAL/QUALCOMM PARTNERSHIP, L.P.,
                                            its General Partner

                                        By: LORAL GENERAL PARTNER, INC.,
                                            its General Partner

                                        By: /s/ Nicholas C. Moren
                                            ------------------------------
                                            Name:  Nicholas C. Moren
                                            Title: Senior Vice President and
                                                   Treasurer


                                        AGENT AND LENDER
                                        ----------------

                                        QUALCOMM INCORPORATED



                                        By: /s/ Richard Sulpizio
                                            ------------------------------
                                           Name:  Richard Sulpizio
                                           Title: President


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